Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-122136, 333-122137, 333-03201, 333-71631, 333-75187, 333-75189 and 333-118033 on Form S-8 of our reports dated November 28, 2007, relating to the consolidated financial statements and financial statement schedule of Courier Corporation and subsidiaries (the “Company”) as of and for the three years in the period ended September 29, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company’s adoption of Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)”), and our report dated November 28, 2007 related to the effectiveness of Courier Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Courier Corporation for the year ended September 29, 2007.

s/Deloitte & Touche LLP

Boston, Massachusetts

November 28, 2007